Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

FIRST CAROLINA FINANCIAL SERVICES, INC.

Last Amended: June 22, 2026

AMENDED AND RESTATED BYLAWS

OF

FIRST CAROLINA FINANCIAL SERVICES, INC.

AMENDED AND RESTATED BYLAWS
OF
FIRST CAROLINA FINANCIAL SERVICES, INC.

ARTICLE I

Offices

Section 1

Principal Office: The principal office of First Carolina Financial Services, Inc. (the “Corporation”) shall be located in Raleigh, North Carolina, or at such other place as the board of directors may fix from time to time.

Section 2

Registered Office: The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

Section 3

Other Offices: The Corporation may have offices at such other places, either within or without the State of North Carolina, as the board of directors from time to time may determine, or as the affairs of the Corporation from time to time may require.

ARTICLE II

Meetings of Shareholders

Section 1

Place of Meetings: Meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat. The board of directors may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication with such guidelines and procedures as the board of directors adopts, in each case, so long as in conformity with the requirements of the North Carolina Business Corporation Act (“NCBCA”).

Section 2

Annual Meetings: The annual meeting of shareholders of the Corporation, for the purpose of electing directors of the Corporation and for the transaction of such other business as properly may be brought before the meeting, shall be held at such time and on such date as may be determined by the board of directors. The board of directors or the chair of an annual meeting of shareholders may adjourn or postpone any previously scheduled annual meeting of shareholders.

Section 3

Substitute Annual Meeting: If the annual meeting of shareholders shall not be held as provided in Section 2 of this Article II, a substitute annual meeting of shareholders may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting of shareholders.

Section 4

Special Meetings: Special meetings of shareholders may be called at any time by (a) the chair of the board of directors, (b) the president or chief executive officer (“CEO”) of the Corporation, or (c) the secretary of the Corporation at the request of the board of directors. The ability of the shareholders to call a special meeting of shareholders is hereby specifically denied. The business to be conducted at a special meeting of shareholders shall be limited to the purpose or purposes for which the meeting has been called as set forth in the notice of such meeting. The board of directors or the chair of the special meeting of shareholders may adjourn or postpone any previously scheduled special meeting of shareholders.

Section 5

Notice of Meetings: Notice of all meetings of shareholders shall be given in writing or by electronic transmission in the manner provided by the NCBCA. Such notice shall state the place, day, and hour of the meeting, the means of remote communications, if any, and the purpose(s) for which the meeting is called. Such notice shall be delivered not fewer than 10 nor more than 60 days before the date of the meeting, either personally, by mail or electronically, by or at the direction of the chair of the board of directors, the president or CEO of the Corporation, or the secretary of the Corporation, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 12 of this Article II with postage prepaid. If permitted to be sent electronically by the NCBCA, and in fact sent electronically, such notice shall be deemed to be delivered when sent in the manner required by the NCBCA to the email address shown in the Corporation’s current record of shareholders.

Other than where a new record date for the adjourned meeting is or must be fixed or where required by the immediately following sentence, if an annual or special shareholders’ meeting is adjourned to a different date, time, or place, if any, notice need not be given of the new date, time, place, if any, and, if applicable, means of remote participation, if the new date, time, or place and, if applicable, the means of remote communication are announced at the meeting before adjournment. When any shareholders’ meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. If a new record date for the adjourned meeting is or must be fixed pursuant to the NCBCA, notice of the adjourned meeting must be given as provided in this Section 5 of Article II to persons who are shareholders as of the new record date.

In the case of an annual meeting of shareholders or substitute annual meeting of shareholders, the notice of the meeting need not specifically state the business to be transacted thereat unless such a statement expressly is required by the provisions of the NCBCA. In the case of a special meeting of shareholders, the notice of meeting specifically shall state the purpose or purposes for which the meeting is called.

Section 6

Action by Shareholders Without a Meeting: Any action required to be taken at a meeting of shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

Section 7

Voting Lists: After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders meeting. The list shall be arranged by voting group, by class or series of shares within each voting group, and shall show the address of and number of shares held by each shareholder. If the notice or other communications regarding the meeting have been or will be sent by the Corporation to a shareholder by email or other electronic means, the list shall also show that shareholder’s email address or address for transmission by other electronic means.

The shareholders list shall be available for inspection by any shareholder, beginning two (2) business days (as defined in the NCBCA) after notice of the meeting is given for which the list was prepared and continuing through the meeting, (i) at the principal office of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held or (ii) on a reasonably accessible electronic network so long as the information required to gain access to the list is provided with the notice of the meeting.

In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that the information is available only to shareholders of the Corporation.

If the meeting is to be held at a place, the Corporation shall make the shareholders list available at the meeting, and any shareholder, personally or by or with the shareholder’s representative, is entitled to inspect the list at any time during the meeting or any adjournment. If the meeting is to be held at a place, the Corporation is not required to make the list available through electronic or other means of remote communication to a shareholder or proxy attending the meeting by remote communication pursuant to the NCBCA. If the meeting is to be held solely by means of remote communication, then the list shall also be open to inspection during the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

Refusal or failure to prepare or make available the shareholders list shall not affect the validity of action taken at the applicable shareholders’ meeting.

Section 8

Voting Group: All shares of one or more classes or series that under the Corporation’s Articles of Incorporation or the NCBCA are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the Corporation’s Articles of Incorporation or the NCBCA to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the Corporation’s Articles of Incorporation or specifically required by law. As used in these Amended and Restated Bylaws (these “Bylaws”), the term “Articles of Incorporation” means the Corporation’s articles of incorporation and all amendments thereto, as the same may be amended from time to time in accordance with applicable law.

Section 9

Quorum: Shares entitled to vote as a separate voting group may take action on a matter at a meeting of shareholders only if a quorum of those shares is present at the meeting. A majority of the votes entitled to be cast on the matter by the voting group, present in person or by proxy, shall constitute a quorum of that voting group for action on that matter.

Once a share is represented for any purpose at a meeting of shareholders, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

In the absence of a quorum at the opening of any meeting of shareholders, notwithstanding the foregoing in this Section 9 of Article II and the fact that quorum is not present, such meeting may be adjourned from time to time by a vote of the majority of the votes cast on the motion to adjourn; and at any adjourned meeting any business may be transacted which might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

Section 10

Proxies: Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by appointing them as a proxy; provided, that an appointment of proxy is valid for eleven (11) months unless a longer period is expressly provided for in a manner compliant with applicable law. A shareholder may appoint as proxy in the manner(s) provided under the NCBCA or as otherwise provided under North Carolina law. The revocability of a proxy shall be governed by the provisions of the NCBCA or as otherwise provided under North Carolina law. Any shareholder directly or indirectly soliciting proxies from other shareholders may use any proxy card color other than white, which shall be reserved for exclusive use of the board of directors.

Section 11

Voting of Shares: Subject to the provisions of the Corporation’s Articles of Incorporation, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Except in the election or removal of directors as provided in Section 4 and Section 5 of Article III, if a quorum exists, action on a matter by a voting group at a meeting of shareholders is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by applicable law or by the Corporation’s Articles of Incorporation or these Bylaws. Abstentions shall not be considered to be votes cast.

Absent special circumstances, the shares of the Corporation are not entitled to vote if they are owned by or otherwise belong to the Corporation, directly or indirectly, through an entity of which a majority of the voting power is held directly or indirectly by the Corporation or which is otherwise controlled by the Corporation; provided, that, this provision does not limit the power of the Corporation to vote any shares, including its own shares, held, directly or indirectly, in a fiduciary capacity, unless they are held for the benefit of, or otherwise belong to, the Corporation, directly or indirectly, through an entity of which a majority of the voting power is held directly or indirectly by the Corporation or which is otherwise controlled by the Corporation.

Section 12

Fixing Record Date: The board of directors may fix in advance a record date for determination of the shareholders entitled to notice of and to vote at any annual or special shareholders meeting and any adjournment thereof, or to participate in any other lawful action, which date shall not be more than seventy (70) days prior to the date on which the particular meeting or action requiring such determination of shareholders is to take place.

A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

If no record date is fixed by the board of directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

Section 13

Inspectors of Elections: In advance of any meeting of the shareholders, the board of directors may appoint one or more inspectors to act at the meeting and make a written report thereof and to tabulate votes for the Corporation. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall, when the vote is completed, execute and deliver to the Corporation a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 14

Notice of Shareholder Business to be Conducted at an Annual Meeting of Shareholders:

(a)

In order for a shareholder to properly bring any item of business at an annual meeting of shareholders (the “Current Year Meeting”), other than director nominations which are governed by Section 3 of Article III, (i) the item of business must be a proper subject for shareholder action, (ii) the shareholder must be a shareholder of record on the date of the giving of the notice for an item of business at the Current Year Meeting and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting and (iii) such shareholder must have given timely notice of the item of business in proper written form to the secretary of the Corporation.

(b)

To be timely, a shareholder’s notice for an item of business at the Current Year Meeting must be delivered to or be mailed and received by the secretary of the Corporation at the principal office of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the previous year’s annual meeting of shareholders (which date shall, for purposes of the Corporation’s first annual meeting of shareholders after its shares of Common Stock are first publicly traded, be deemed to have occurred on March 15 of the preceding calendar year); provided, that in the event that the Current Year Meeting is called for a date that is more than thirty (30) days before or sixty (60) days after the anniversary date of the previous year’s annual meeting of shareholders, notice by the shareholder in order to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day before the Current Year Meeting and not later than the close of business on the later of the ninetieth (90th) day before the meeting and the tenth (10th) day following the day on which public announcement of the date of the meeting was first made by the Corporation. In no event shall the public disclosure of an adjournment, rescheduling, or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c)

To be in proper written form, a shareholder’s notice to the secretary of the Corporation must set forth the following information: (i) as to each matter such shareholder proposes to bring before the Current Year Meeting, a brief description of the business desired to be brought before the meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at the meeting, and (ii) as to the shareholder giving the notice, the beneficial owner, if any, on whose behalf the proposal is being made and their respective affiliates: (1) the name and business address of such person, including as they appear on the Corporation’s books, (2) (A) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such person and the dates on which such shares were acquired and (B) a description in reasonable detail of any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction or series of transactions engaged in or held by or on behalf of such person, or any agreement, arrangement or understanding (including any derivative or short position, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions or any borrowing or lending of shares) to which such person is, directly or indirectly, a party, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, and in each case, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, with respect to capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”), (3) a description of all material relationships, agreements, arrangements, or understandings (whether written or oral) between or among such person and any other person or persons (including their names) in connection with or relating to the proposed business, (4) any material interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such person in the Corporation or any affiliate thereof or in the proposed business, other than an interest arising from the ownership of Corporation securities where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, (5) a description of all agreements, arrangements or understandings (whether written or oral) (A) between or among such persons or (B) between or among such person and any other person (including their names), in each case, relating to the Corporation or its securities or the voting thereof, including (x) any proxy, agreement, arrangement, understanding or relationship pursuant to which such person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder by way of a solicitation statement filed on Schedule 14A) and (y) any agreement, arrangement or understanding that such person has with any shareholder of the Corporation (including the name of such shareholder) with respect to how such shareholder will vote such shareholder’s shares in the Corporation at any meeting of the Corporation’s shareholders (including the Current Year Meeting) or take other action in support of any proposed nominee or other business, or other action to be taken, by such person, (6) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such person that are separated or separable from the underlying shares of capital stock of the Corporation, (7) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such person (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (8) any direct or indirect interest (other than solely as a result of security ownership) of such person in any agreement, arrangement or understanding with the Corporation or any affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement), (9) any performance-related fees (other than an asset-based fee) that such person is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, (10) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such person with respect to the Corporation (regardless of whether such person is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such person pursuant to Item 5 or Item 6 of Schedule 13D, (11) the names and addresses of other shareholders (including beneficial owners) known by such person to provide financial support in furtherance of the proposed business and, to the extent known, the class and number of shares of the Corporation’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s), (12) a description of any pending or, to such person’s knowledge, threatened legal proceeding in which such person is a party or participant involving or relating to the Corporation or, to such person’s knowledge, any current or former officer, director, affiliate or associate of the Corporation, (13) a representation that such person has complied with all applicable law in connection with such person’s acquisition of shares of capital stock of the Corporation or other securities of the Corporation, if any, and (14) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to the proposed business to be brought by such person before the Current Year Meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or otherwise under applicable law. Additionally, the shareholder giving notice must provide a written representation that it, he or she is a shareholder of record on the date of the giving of such notice and intends to appear in person or by proxy at the Current Year Meeting to bring such business before the Current Year Meeting.

(d)

A shareholder providing notice of business proposed to be brought before a Current Year Meeting pursuant to this Section 14 of Article II shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 14 of Article II shall be true and correct as of (i) the record date for determining the shareholders entitled to receive notice of the Current Year Meeting and (ii) the date that is ten (10) business days prior to the date of the Current Year Meeting or any adjournment, rescheduling or postponement thereof, and such update and supplement shall be delivered to or be mailed and received by the secretary of the Corporation at the principal office of the Corporation not later than (x) five (5) business days after the record date for determining the shareholders entitled to receive notice of the Current Year Meeting (in the case of the update and supplement required under clause (i) of this paragraph) and (y) eight (8) business days prior to the Current Year Meeting or, if practicable, any adjournment, rescheduling or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Current Year Meeting has been adjourned, rescheduled or postponed) (in the case of the update and supplement required under clause (ii) of this paragraph). Any information provided pursuant to this paragraph shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 14 of Article II and shall not extend the time period for the delivery of notice pursuant to this Section 14 of Article II. If a shareholder fails to provide any update in accordance with the foregoing provisions of this paragraph, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 14 of Article II.

(e)

No business shall be conducted at the annual meeting of shareholders except business (i) specified in a notice of meeting given by or at the direction of the board of directors or an authorized committee of the board of directors, (ii) otherwise brought at the meeting by or at the direction of the board of directors or an authorized committee of the board of directors or (iii) brought before the meeting in accordance with the procedures set forth in this Section 14 of Article II. If the chair of an annual meeting of shareholders determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted, notwithstanding that votes and proxies in respect of such business may have been received by the Corporation. With respect to any special meeting of shareholders, only such business shall be conducted at the meeting as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

(f)

Notwithstanding the foregoing provisions of this Section 14 of Article II, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 14 of Article II.

(g)

Nothing contained in this Section 14 of Article II shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

(h)

For purposes of these Bylaws (i) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (ii) “beneficial owner” or “beneficially owned” shall have the meaning set forth in Section 13(d) of the Exchange Act, and “owned beneficially” shall have the correlative meaning; and (iii) “public announcement” shall mean disclosure in a press release reported by any national news service or any document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 15

Organization of Meeting: The chair of the board of directors (or in the absence of the chair of the board of directors, the CEO, and in the absence of both the chair of the board of directors and the CEO, any other officer or director designated by the board of directors) may call any meeting of shareholders to order and shall be the chair of the meeting.

ARTICLE III

Directors

Section 1

General Powers: The business and affairs of the Corporation shall be under the direction of the board of directors.

Section 2

Number; Term and Qualifications: The number of directors constituting the entire board of directors shall be not less than one (1) nor more than fifteen (15), as fixed from time to time by resolution of the shareholders or by resolution of a majority of the entire board of directors. As used in these Bylaws, the term “entire board of directors” means the total authorized number of directors that the Corporation would have if there were no vacancies. At each annual shareholders’ meeting the shareholders shall elect the directors to hold office until the next annual meeting of shareholders and until their respective successors are elected and qualified. If the directors shall not have been elected at any annual meeting of shareholders, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws. A director need not be a resident of the State of North Carolina or a shareholder of the Corporation to serve as a director.

Section 3

Nominations:

(a)

Nominations for election to the board of directors may be made by the board of directors or a committee thereof, and, subject to the conditions described below, any shareholder of record of common stock entitled to vote at that meeting for the election of directors.

(b)

Nominations of persons for election to the board of directors by shareholders entitled to vote at that meeting must be made by shareholders of record on the date of the giving of the notice for a director nomination and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting, and must timely comply with the written notice procedures as set forth in this Section 3 of Article III. For a nomination to be made by a shareholder pursuant to this Section 3 of Article III, such shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

(c)

In the case of a Current Year Meeting, to be timely, a shareholder’s notice for a director nomination proposed to be made at the Current Year Meeting must be delivered to or be mailed and received by the secretary of the Corporation at the principal office of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the previous year’s annual meeting of shareholders (which date shall, for purposes of the Corporation’s first annual meeting of shareholders after its shares of Common Stock are first publicly traded, be deemed to have occurred on March 15 of the preceding calendar year); provided, that in the event that the Current Year Meeting is called for a date that is more than thirty (30) days before or sixty (60) days after the anniversary date of the previous year’s annual meeting of shareholders, notice by the shareholder in order to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day before the Current Year Meeting and not later than the close of business on the later of the ninetieth (90th) day before the Current Year Meeting and the tenth (10th) day following the day on which public announcement of the date of the Current Year Meeting was first made by the Corporation. In no event shall the public disclosure of an adjournment, rescheduling, or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(d)

In the event the board of directors calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, to be timely, a shareholder’s notice for a director nomination proposed to be made at such special meeting of shareholders must be delivered to or be mailed and received by the secretary of the Corporation at the principal office of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day before the meeting and not later than the close of business on the later of the ninetieth (90th) day before the meeting and the tenth (10th) day following the day on which public announcement of the date of the meeting and of the nominees proposed by the board of directors to be elected at such meeting was first made by the Corporation. In no event shall the public disclosure of an adjournment, rescheduling, or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(e)

To be in proper written form, a shareholder’s notice to the secretary of the Corporation for the nomination of one or more directors must set forth the following information: (i) as to each person whom the shareholder proposes to nominate for election as a director (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) (A) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such person and any affiliates of such person and the dates on which such shares were acquired and (B) a description in reasonable detail of any Derivative Instrument engaged in or held by such person and any affiliates of such person or to which such person and any affiliates of such person is a party, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the shareholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is being made and their respective affiliates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the shareholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is being made and their respective affiliates, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (5) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or otherwise under applicable law; and (ii) as to the shareholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is being made and their respective affiliates and each person whom the shareholder proposes to nominate for election as a director: (1) the name and business address of such person, including as they appear on the Corporation’s books, (2) (A) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such person and the dates on which such shares were acquired and (B) a description in reasonable detail of any Derivative Instrument engaged in or held by such person or to which such person is a party, (3) a description of all material relationships, agreements, arrangements, or understandings (whether written or oral) between or among such person and any proposed nominee or any other person or persons (including their names) in connection with or relating to the nomination(s) that are being made by such person, (4) any material interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such person in the Corporation or any affiliate thereof or in such nomination, other than an interest arising from the ownership of Corporation securities where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, (5) a description of all agreements, arrangements or understandings (whether written or oral) (A) between or among such persons or (B) between or among such person and any other person (including their names), in each case, relating to the Corporation or its securities or the voting thereof, including (x) any proxy, agreement, arrangement, understanding or relationship pursuant to which such person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Exchange Act and the rules and regulations promulgated thereunder by way of a solicitation statement filed on Schedule 14A) and (y) any agreement, arrangement or understanding that such person has with any shareholder of the Corporation (including the name of such shareholder) with respect to how such shareholder will vote such shareholder’s shares in the Corporation at any meeting of the Corporation’s shareholders or take other action in support of any proposed nominee or other business, or other action to be taken, by such person, (6) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such person that are separated or separable from the underlying shares of capital stock of the Corporation, (7) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such person (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (8) any direct or indirect interest (other than solely as a result of security ownership) of such person in any agreement, arrangement or understanding with the Corporation or any affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement), (9) any performance-related fees (other than an asset-based fee) that such person is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, (10) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such person with respect to the Corporation (regardless of whether such person is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such person pursuant to Item 5 or Item 6 of Schedule 13D, (11) the names and addresses of other shareholders (including beneficial owners) known by such person to provide financial support in furtherance of the nomination and, to the extent known, the class and number of shares of the Corporation’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s), (12) a description of any pending or, to such person’s knowledge, threatened legal proceeding in which such person is a party or participant involving or relating to the Corporation or, to such person’s knowledge, any current or former officer, director, affiliate or associate of the Corporation, (13) a representation that such person has complied with all applicable law in connection with such person’s acquisition of shares of capital stock of the Corporation or other securities of the Corporation, if any, and (14) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or otherwise under applicable law. Additionally, the shareholder giving notice must provide a written representation that it, he or she is a shareholder of record on the date of the giving of such notice and intends to appear in person or by proxy at the annual meeting or special meeting of shareholders for the purpose of electing one or more directors to nominate the persons named in its notice. Such notice must be accompanied by, for each proposed nominee, (x) a completed and signed written questionnaire with respect to the background and qualification of such nominee (which questionnaire shall be in the form provided by the secretary of the Corporation upon written request), (y) a written representation and agreement from such nominee that he or she (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director with respect to the Corporation that has not been disclosed to the Corporation, (C) will comply with all applicable rules of any stock exchange upon which the Corporation’s securities are listed, the Articles of Incorporation of the Corporation and these Bylaws and has read and will comply with the Corporation’s publicly disclosed code of ethics, corporate governance guidelines, stock ownership and trading policies and guidelines (if any) and any other policies or guidelines of the Corporation applicable to directors, (D) will make such other acknowledgments, enter into such agreements and provide such information as the board of directors requires of all directors, and (E) intends to serve a full term, if elected as a director, and (z) the written consent to being named as a nominee in any proxy statement relating to the annual meeting or special meeting of shareholders for the purpose of electing one or more directors to the board of directors immediately following the submission of the notice pursuant to this Section 3 of Article III and to serve as a director if elected. The Corporation may also require each proposed nominee to furnish any other information (x) that may reasonably be requested by the Corporation to determine whether such person would be independent under the listing standards of any stock exchange applicable to the Corporation, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the Corporation’s directors or (y) that could be material to a reasonable shareholder’s understanding of independence and suitability, or lack thereof, of such person. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within five (5) business days after it has been requested by the Corporation.

(f)

A shareholder providing notice of any director nomination proposed to be made at an annual meeting or special meeting of shareholders, as applicable, pursuant to this Section 3 of Article III shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3 of Article III shall be true and correct as of (i) the record date for determining the shareholders entitled to receive notice of the annual meeting or special meeting of shareholders, as applicable, and (ii) the date that is ten (10) business days prior to the date of the annual meeting or special meeting of shareholders, as applicable, or any adjournment, rescheduling or postponement thereof, and such update and supplement shall be delivered to or be mailed and received by the secretary of the Corporation at the principal office of the Corporation not later than (x) five (5) business days after the record date for determining the shareholders entitled to receive notice of the annual meeting or special meeting of shareholders, as applicable, (in the case of the update and supplement required under clause (i) of this paragraph), and (y) eight (8) business days prior to the annual meeting or special meeting of shareholders, as applicable, or, if practicable, any adjournment, rescheduling or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the annual meeting or special meeting of shareholders, as applicable, has been adjourned, rescheduled or postponed) (in the case of the update and supplement required under clause (ii) of this paragraph). Any information provided pursuant to this paragraph shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 3 of Article III and shall not extend the time period for the delivery of notice pursuant to this Section 3 of Article III. If a shareholder fails to provide any update in accordance with the foregoing provisions of this paragraph, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 3 of Article III.

(g)

Nominations made by the board of directors pursuant to Section 3(a) of this Article III shall be made at a meeting of the board of directors or by written consent of the directors in lieu of a meeting prior to the date of any meeting of shareholders. At the request of the secretary of the Corporation, each such proposed nominee shall provide the Corporation with such information concerning himself or herself as would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or otherwise under applicable law.

(h)

The sole and exclusive procedures by which any shareholder may nominate a person to serve as a director shall be as set forth in this Section 3 of Article III. The number of proposed nominees a shareholder may include in a notice under this Section 3 of Article III or nominate for election at an annual meeting or a special meeting of shareholders called for the purpose of electing one or more directors to the board of directors shall not exceed the number of directors to be elected at such meeting, and no shareholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 3 of Article III. The chair of an annual meeting or a special meeting of shareholders called for the purpose of electing one or more directors to the board of directors shall determine whether a nomination of any director nominee proposed to be brought before such meeting has been made in accordance with the procedures set forth in this Section 3 of Article III, and, if any proposed director nomination is not in compliance therefor, the chair shall declare at such meeting that such nomination was not properly brought before the meeting and shall be disregarded, notwithstanding that votes and proxies in respect of such nomination may have been received by the Corporation.

(i)

Notwithstanding the foregoing provisions of this Section 3 of Article III, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 3 of Article III, including Rule 14a-19 under the Exchange Act. In addition, notwithstanding anything herein to the contrary, if (i) any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) such shareholder (x) subsequently notifies the Corporation that it no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) then fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies solicited for such proposed nominee (subject to applicable law). Upon request by the Corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder shall deliver to the secretary of the Corporation, no later than five (5) business days prior to the applicable date of the annual meeting or a special meeting of shareholders called for the purpose of electing one or more directors to the board of directors, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(j)

Nothing contained in this Section 3 of Article III shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 4

Election of Directors: Except as provided in Section 6 of this Article III, directors shall be elected by a plurality of the votes cast by the shares entitled to vote at each annual meeting of shareholders (or special meeting of shareholders, as applicable) at which a quorum is present.

Section 5

Removal: At a meeting of shareholders called expressly for that purpose where a quorum is present, any director may be removed only for “cause” (as such term is defined in the Corporation’s Articles of Incorporation) by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If any directors are removed pursuant to this Section 5 of Article III, new directors may be elected at the same meeting of shareholders.

Section 6

Vacancies: Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, disqualification, removal from office or other cause shall, unless otherwise required by law, be filled only by (i) a plurality of the votes cast by the shares entitled to vote at each annual meeting of shareholders (or special meeting of shareholders, as applicable) at which a quorum is present or (ii) the unanimous written consent or vote of a majority of the directors then in office, though less than a quorum, and directors so approved or appointed, as applicable, shall serve for a term expiring at the next annual meeting, with each director to hold office until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 7

Chair of the Board of Directors: There shall be a chair of the board of directors elected by a majority of the board of directors at a meeting at which quorum is present. The chair shall preside at all meetings of the board of directors and perform such other duties as may be directed by the board of directors.

Section 8

Vice Chair of the Board of Directors: There may be a vice chair of the board of directors elected by a majority of the board of directors at a meeting at which quorum is present. The vice chair shall perform the duties of chair of the board of directors in the event that the chair is absent or unable to carry out the functions of that position.

Section 9

Compensation: The board of directors may compensate directors for their services as such and may provide for the payment or reimbursement of all expenses incurred by directors in connection with such services.

Section 10

Appointment of Committees: The board of directors may designate such committees as the board of directors shall deem advisable, each of which, to the extent authorized by law and approved by the board of directors, shall have and may exercise such authority of the board of directors in the oversight of the Corporation as the board of directors shall determine, subject to the limitations set forth in the NCBCA. The designation of any committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility or liability imposed upon the board of directors, or any member thereof, by law.

Section 11

Lead Independent Director. The board of directors may, in its discretion appoint a lead independent director from among its members that are “Independent Directors” (as defined below). He or she shall preside at all meetings at which the chair or vice chair (if any) of the board of directors is not present and shall exercise such other powers and duties as may from time to time be assigned to him or her by the board of directors or as prescribed by these Bylaws. For purposes of these Bylaws, “Independent Director” has the meaning ascribed to such term under the rules of the New York Stock Exchange or other stock exchange upon which the Corporation’s common stock is primarily traded.

ARTICLE IV

Meetings of Directors

Section 1

Regular Meetings: Regular meetings of the board of directors shall be held at such time and place as the board of directors may fix. Notice of regular meetings of the board of directors need not be given. A regular meeting of the board of directors may be held after the annual meeting of shareholders at the same place at which such meeting was held (including by remote participation).

Section 2

Special Meetings: Special meetings of the board of directors may be called by or at the request of the chair of the board of directors, the president or CEO of the Corporation, the lead independent director or one-third of the directors then in office. Special meetings of any committee of the board of directors may be called by the chair of such committee, if there be one, the president or CEO of the Corporation, or any director serving on such committee.

Section 3

Notice of Meetings: Regular meetings of the board of directors may be held without notice. The person or persons calling a special meeting of the board of directors, at least twenty-four (24) hours before the meeting, shall give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called. Any duly convened regular or special meeting of the board of directors may be adjourned by the directors to a later time without further notice. Notice to directors in an electronic transmission shall be effective unless the director expressly notifies the Corporation in writing that he or she requires notice by another means.

Section 4

Waiver of Notice: Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the waiver of notice of such meeting. The attendance by a director at, or the participation of a director in, a meeting shall constitute a waiver of any required notice of such meeting, unless the director, at the beginning of the meeting (or promptly upon the director’s arrival thereat), objects to holding the meeting or to transacting any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 5

Quorum; Remote Participation: Unless the Corporation’s Articles of Incorporation provide otherwise, a majority of the number of directors fixed by or pursuant to these Bylaws shall constitute a quorum for the transaction of business at any meeting of the board of directors.

Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes for both regular and special meetings of the board of directors.

Section 6

Manner of Acting: Except as otherwise provided in the Corporation’s Articles of Incorporation or these Bylaws or by applicable law, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 7

Presumption of Assent: A director of the Corporation who is present at a meeting of the board of directors or at a meeting of any committee of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) such director objects at the beginning of the meeting (or promptly upon the director’s arrival thereat) to holding the meeting or to transacting any business at the meeting, or (b) such director’s contrary vote is recorded or such director’s dissent or abstention from the action taken otherwise is entered in the minutes of the meeting, or (c) such director files written notice of dissent or abstention to such action with the person presiding at the meeting before the adjournment thereof or forwards such notice by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who voted in favor of the action taken.

Section 8

Action Without Meeting: Action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if the action is taken by all members of the board of directors and evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and delivered to the secretary of the Corporation for inclusion in the minutes or filing with the corporate records. Written consent may also be delivered in an electronic transmission which contains or is accompanied by information from which it can be reasonably verified that the transmission was authorized by the director.

Section 9

Minutes: Minutes shall be kept of all meetings of the board of directors and any other committee or committees as the board of directors may establish from time to time. Such minutes shall show a record of all action taken by the board of directors and any other committee or committees. Minutes shall be recorded in a book or books and kept on file at the principal office of the Corporation. Records may be kept electronically to the extent permitted and consistent with applicable law. Additionally, minutes of any committee or committees, since the last meeting of the board of directors, shall be submitted to the board of directors at each meeting of the board of directors.

ARTICLE V

Officers

Section 1

Positions and Appointment: The officers of the Corporation may comprise a CEO, a president, one or more vice presidents, a secretary, and a treasurer each as appointed by the board of directors or the CEO; provided, that, the board of directors shall have exclusive authority to appoint the CEO. The Corporation may have such additional or assistant officers as the board of directors may deem necessary for its business and, except as set forth in this Section 1 of Article V, the board of directors, CEO or the president, may appoint such officers from time to time to perform such duties and have such powers as from time to time may be assigned to them by the board of directors. The board of directors shall also have the exclusive authority, but shall not be required, to designate officers as the chief operating officer, the chief financial officer or similar such titles. Two or more offices may be held by the same person. The board of directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 2

Term: Each officer shall hold office until such officer’s death, resignation, retirement, removal, or disqualification, or until the appointment and qualification of such officer’s successor.

Section 3

Removal and Resignation: Any officer or agent appointed by the board of directors may be removed by the board of directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. An officer or assistant officer, if appointed by another officer, also may be removed by any officer authorized to appoint officers or assistant officers, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

An officer may resign at any time by notifying the Corporation, orally or in writing, of such resignation. A resignation shall be effective upon receipt by the Corporation unless it specifies in writing a later effective date. In the event a resignation so specifies a later effective date, the board of directors may fill the pending vacancy prior to such date; however, the successor to the resigning officer may not take office until the effective date. An officer’s resignation does not affect the Corporation’s contract rights, if any, with such officer.

Section 4

Compensation: The board of directors shall have authority (a) to fix the compensation, whether in the form of salary, bonus, equity awards or otherwise, of all officers and employees of the Corporation, either specifically or by formula applicable to particular classes of officers or employees, and (b) to authorize officers of the Corporation to fix the compensation of subordinate officers or employees. The board of directors shall have authority to appoint a committee, and may delegate to that committee any or all of its authority relating to compensation. The appointment of an officer shall not of itself create contract rights.

Section 5

President; Chief Executive Officer: The Corporation shall have a president and CEO. The same individual may hold both the office of president and the office of CEO. Subject to the control of the board of directors, the CEO shall supervise and control the management of the Corporation in accordance with these Bylaws and shall perform all duties and have all powers that are commonly incident to the office of chief executive officer or that are delegated to such officer by the board of directors, and, subject to the control of the board of directors and the authority of the CEO, the president shall perform all duties and have all powers that are commonly incident to the office of president or that are delegated to such officer by the board of directors or the CEO.

The president or CEO, with any other proper officer, may sign certificates for shares of the Corporation and any deeds, leases, mortgages, bonds, contracts, or other instruments which lawfully may be executed on behalf of the Corporation, except where required or permitted by law otherwise to be signed and executed and except where the signing and execution thereof shall be delegated by the board of directors to some other officer or agent. In general, the president or CEO shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors.

Section 6

Vice Presidents: In the event of the president’s or CEO’s death, inability, or refusal to act, the vice president designated by the chair of the board of directors, unless otherwise determined by the board of directors, shall perform the duties of the president or CEO, and when so acting shall have all the powers of and be subject to all the restrictions upon the president or CEO. Any vice president, with any other proper officer, may sign certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned by the board of directors or any other officer pursuant to the last sentence of Article V, Section 1 of these Bylaws.

Section 7

Assistant Vice Presidents: The assistant vice presidents shall, in the absence or disability of their superior officers, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the president or CEO, or their superior officers.

Section 8

Secretary: The secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors. The secretary shall give (or cause to be given) all notices required by law and by these Bylaws. The secretary shall have general charge of the corporate books and records and of the corporate seal, and shall affix the corporate seal to any lawfully executed instrument requiring it. The secretary shall keep all records required by law at the principal office of the Corporation. The secretary shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. The secretary, with any other proper officer, may sign certificates for shares of the Corporation and shall sign such instruments as may require the secretary’s signature. In general, the secretary shall perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the president or CEO, or by the board of directors.

Section 9

Assistant Secretaries: In the absence of the secretary or in the event of the secretary’s death, inability, or refusal to act, the assistant secretaries in the order of their length of service as assistant secretaries, unless otherwise determined by the board of directors, shall perform the duties of the secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the secretary. They shall perform such other duties as from time to time may be assigned by the secretary, by the president or CEO, or by the board of directors. Any assistant secretary, with any other proper officer, may sign certificates for shares of the Corporation.

Section 10

Treasurer: The treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the board of directors. The treasurer shall disburse the funds of the Corporation as authorized taking proper vouchers for such disbursements, and shall render to the president or CEO and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all transactions as treasurer and of the financial condition of the Corporation. The treasurer, with any other proper officer, may sign certificates for shares of the Corporation. In general, the treasurer shall perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned by the president or CEO, or by the board of directors. To the extent a treasurer has not been designated, the Corporation’s Chief Financial Officer shall perform any functions of the treasurer required under applicable law, unless otherwise determined by the board of directors, the CEO, or the president.

Section 11

Assistant Treasurers: In the absence of the treasurer or in the event of the treasurer’s death, inability, or refusal to act, the assistant treasurers in the order of their length of service as assistant treasurers, unless otherwise determined by the board of directors, shall perform the duties of the treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the treasurer. Any assistant treasurer, with any other proper officer, may sign certificates for shares of the Corporation. They shall perform such other duties as from time to time may be assigned by the treasurer, by the president or CEO, or by the board of directors.

ARTICLE VI

Contracts, Loans, Checks, and Deposits

Section 1

Contracts: The board of directors may authorize any officer or officers or any agent or agents, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Any officer so authorized may, unless the authorizing resolution otherwise provides, delegate such authority to one or more subordinate officers, employees or agents, and such delegation may provide for further delegation. The board of directors may enter into employment contracts for any length of time it deems wise.

Section 2

Loans: No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution adopted by the board of directors. Such authority may be general or specific in nature and scope.

Section 3

Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the board of directors or by an officer or officers authorized by the board of directors to make such designation.

Section 4

Deposits: All funds of the Corporation not otherwise employed from time to time shall be deposited to the credit of the Corporation in such depositories as the board of directors shall direct.

ARTICLE VII

Certificates for Shares and Their Transfer

Section 1

Certificates for Shares: The board of directors may authorize the issuance of some or all of the shares of the Corporation without issuing certificates to represent such shares. Shares may but need not be represented by certificates. If any shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the board of directors, shall indicate thereon or reference any and all restrictive conditions of said shares, and shall be signed by the president or CEO, or any vice president and either the secretary or an assistant secretary or the treasurer or an assistant treasurer. At a minimum each share certificate must state on its face: (1) the name of the Corporation and that it is organized under the laws of North Carolina; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, the certificate represents. The name and address of the persons to whom shares are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

Section 2

Transfer of Shares: Transfer of shares shall be made on the stock transfer books of the Corporation, and if certificated, only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by such shareholder’s duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued. Transfer of shares may be restricted by an agreement of the shareholder(s).

Section 3

Lost Certificates: The board of directors may authorize the issuance of a new share certificate in place of a certificate theretofore issued by the Corporation claimed to have been lost or destroyed, upon receipt of an affidavit to such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the board of directors shall require the claimant to give the Corporation a bond in such sum as the board of directors may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; provided, however, that the board of directors, by resolution reciting the circumstances justifying such action, may authorize the issuance of the new certificate without requiring such a bond.

Section 4

Holder of Record: Except as otherwise required by law, the Corporation may treat as absolute owner of shares and as the person exclusively entitled to receive notification and distributions, to vote and otherwise to exercise the rights, powers, and privileges of ownership of such shares, the person in whose name the shares stand of record on its books.

Section 5

Reacquired Shares: Shares of the Corporation that have been issued and thereafter reacquired by the Corporation shall constitute authorized but unissued shares.

Section 6

Transfer and Registry Agents: The board of directors shall have power and authority to appoint from time to time one or more transfer agents and registrar of the shares of stock.

ARTICLE VIII

General Provisions

Section 1

Distributions: The board of directors from time to time may authorize, and the Corporation may pay, distributions and share dividends on the Corporation’s outstanding shares in the manner and upon the terms and conditions provided by law and by the Corporation’s Articles of Incorporation. In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and shall not be more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the board of directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation’s shares), it is the date the board of directors authorizes the distribution.

Section 2

Seal: The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL; and such seal, in the form approved and adopted by the board of directors, shall be the corporate seal of the Corporation.

Section 3

Amendments: Except to the extent otherwise provided in the Corporation’s Articles of Incorporation or by law, these Bylaws may be amended or repealed and new bylaws may be adopted by a vote of the board of directors. No bylaw adopted, amended, or repealed by the shareholders shall be readopted, amended, or repealed by the board of directors unless the Corporation’s Articles of Incorporation or a bylaw adopted by the shareholders authorizes the board of directors to adopt, amend, or repeal that particular bylaw or the Bylaws generally.

The shareholders may amend or repeal these Bylaws even though these Bylaws also may be amended or repealed by the board of directors.

Section 4

Fiscal Year: Except as from time to time otherwise designated by the board of directors, the fiscal year of the Corporation shall be the calendar year ending December 31 of each year.

Section 5

Indemnification; Advancement: In addition to any indemnification or advancement required or permitted by applicable law (including under Sections 55-8-50 through 55-8-56 of the NCBCA), the Corporation shall, to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, where brought by or on behalf of the Corporation itself), by reason of the fact that such person is or was a director or officer of the Corporation, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred by such person in connection with such action, suit or proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors. This indemnification shall include where any a director or officer of the Corporation was or is a party or is threatened to be made a party to any threatened, pending or completed action with respect to another corporation, partnership, joint venture, trust or other enterprise, where it was serving at the request of the Corporation as a director, officer, employee or agent of such corporation, partnership, joint venture, trust or other enterprise.

Notwithstanding anything to the contrary in this Section 5 of this Article VIII, the Corporation shall not indemnify or agree to indemnify a person against any liability or expenses he or she may incur on account of his or her activities which were at the time taken known or believed by him or her to be clearly in conflict with the best interests of the Corporation.

The right to indemnification conferred by this Section 5 of this Article VIII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Section 5 of this Article VIII.

The Corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation on the same terms as conferred in this Section 5 of Article VIII to directors and officers of the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this Section 5 of this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under the Articles of Incorporation, these Bylaws, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

Any right to indemnification or to advancement of expenses arising under this Section 5 of this Article VIII shall not be eliminated or impaired by an amendment to, or repeal or elimination of, this Section 5 of this Article VIII after the occurrence of the act or omission that is the subject of any proceeding for which indemnification or advancement of expenses is sought.

Section 6

Exclusive Forum: Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), either a state court located within the City of Raleigh in Wake County, North Carolina or the United States District Court for the Eastern District of North Carolina shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, shareholder, employee or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, shareholder, employee or agent of the Corporation arising out of or relating to any provision of the NCBCA, the Articles of Incorporation or these Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer, shareholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of North Carolina; provided, however, that, in the event that a state court located within the City of Raleigh in Wake County, North Carolina or the United States District Court for the Eastern District of North Carolina lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of North Carolina, in each such case, unless a state court located within the City of Raleigh in Wake County, North Carolina or the United States District Court for the Eastern District of North Carolina (or such other state or federal court located within the State of North Carolina, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6 of Article VIII. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 6 of Article VIII with respect to any current or future actions or claims.

Section 7

Shareholder Protection Act Inapplicable: The provisions of Article 9 of Chapter 55 of the General Statutes of North Carolina, known as “The North Carolina Shareholder Protection Act,” shall not be applicable to the Corporation.

Section 8

Control Share Acquisition Act Inapplicable: The provisions of Article 9A of Chapter 55 of the General Statutes of North Carolina, known as “The North Carolina Control Share Acquisition Act,” shall not be applicable to the Corporation.

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